LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- ------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
December 31, 1995 and 1994

- ------------------------------------------------------------------------------------------------------------------------
                                                                                                (In thousands)
                                                                                     -----------------------------------
                                                                                            1995               1994
                                                                                     ----------------   ---------------
ASSETS
Cash equivalents and due from banks                                                      $     27,558            30,155
Federal funds sold                                                                             90,000            20,000
Securities available-for-sale at fair value, amortized cost of $596,247 and
   $52,511 at December 31, 1995 and 1994 respectively (note 2)                                611,895            52,003
Securities held-to-maturity, fair value of $157,095 and $415,718 at
   December 31, 1995 and 1994, respectively (note 2)                                          154,931           433,869
Investment in Federal Home Loan Bank, at cost                                                  31,875            22,500
Loans receivable, net (notes 3, 7 and 14)                                                   1,941,121         1,694,888
Loans held for sale                                                                            19,060             7,931
FHA/VA claims receivable, net (note 14)                                                        46,174            23,345
Premises and equipment, net (note 4)                                                           18,613            17,993
Mortgage servicing rights, net (note 14)                                                       53,740            53,232
Accrued interest receivable (note 5)                                                           72,059            37,665
Other assets, net (notes 10 and 14)                                                            31,551            46,462
                                                                                         ------------       -----------
                    TOTAL ASSETS                                                         $  3,098,577         2,440,043
                                                                                         ============       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits (note 6)                                                                        $  1,577,230         1,449,404
Federal Home Loan Bank advances and other borrowings (note 7)                                 541,318           451,784
Federal funds purchased and securities sold under agreements to
   repurchase (note 8)                                                                        597,260           244,828
Advance payments by borrowers for taxes and insurance                                          47,564            39,561
Accrued interest payable                                                                       23,451            15,566
Accrued expenses and other liabilities (note 10)                                               64,924            35,453
                                                                                         ------------       -----------
   TOTAL LIABILITIES                                                                        2,851,747         2,236,596
                                                                                         ------------       -----------
STOCKHOLDERS' EQUITY (NOTES 9, 10, 11, 14):
Common stock $1 par value,  35,000,000 shares authorized;
   10,752,500 shares issued at December 31, 1995 and 1994                                      10,753            10,753
Additional paid-in capital                                                                     94,415            93,952
Unearned compensation                                                                          (6,086)           (7,426)
Unrealized gain (loss) on securities available-for-sale,
   net of taxes of $(5,946) and $192                                                            9,702              (316)
Retained earnings                                                                             156,032           124,397
Treasury stock, at cost; 858,422 and 866,488 shares at
December 31, 1995 and 1994, respectively                                                      (17,986)          (17,913)
                                                                                         ------------       -----------
   TOTAL STOCKHOLDERS' EQUITY                                                                 246,830           203,447
                                                                                         ------------       -----------
Commitments and contingencies (notes 4 and 14)
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $  3,098,577         2,440,043
                                                                                         ============       ===========

See accompanying notes to consolidated financial statements.

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- ------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 1995, 1994 and 1993

- -------------------------------------------------------------------------------------------------------------

                                                                            (In thousands)
                                                             ------------------------------------------------
                                                                1995               1994                1993
                                                             ------------------------------------------------
INTEREST INCOME:
Loans receivable                                             $   169,104          128,481             106,175

Securities:
  Available-for-sale                                              10,535            3,922               1,849
  Held-to-maturity                                                26,683           25,749              26,257
Federal funds sold                                                 4,946            2,390               2,394
Other                                                              3,124            2,023               1,568
                                                             -----------          -------             -------
    Total interest income                                        214,392          162,565             138,243
                                                             -----------          -------             -------

INTEREST EXPENSE:
Deposits (note 6)                                                 74,501           55,149              60,293
Federal Home Loan Bank advances and other borrowings
  (note 7)                                                        30,350           17,948              13,693
Federal funds purchased and securities sold under
  agreements to repurchase (note 8)                               21,031            6,977                  --
                                                             -----------          -------             -------
    TOTAL INTEREST EXPENSE                                       125,882           80,074              73,986
                                                             -----------          -------             -------
    NET INTEREST INCOME                                           88,510           82,491              64,257
Provision for loan losses (note 3)                                 5,150            4,767               4,710
                                                             -----------          -------             -------

    NET INTEREST INCOME AFTER PROVISION FOR
    LOAN LOSSES                                                   83,360           77,724              59,547

NON-INTEREST INCOME:
Loan fees (note 13)                                                  559              273                 (22)
Loan servicing revenue (note 13)                                  13,904            9,176                (528)
Gains (losses), net:
    Securities available-for-sale (note 2)                           (67)          (2,217)               (998)
    Loans originated for sale                                        787            2,944               6,850
Gain (loss) on real estate activities                               (503)           1,982                 (65)
Foreclosed real estate operations                                    401              875              (4,733)
Deposit account operations                                         4,083            4,013               4,233
Life insurance benefit                                                --            2,015                  --
Other                                                              4,327            4,360               6,264
                                                             -----------          -------             -------
                                                                  23,491           23,421              11,001
                                                             -----------          -------             -------

OPERATING EXPENSES:
Compensation and benefits (note 10)                               26,530           26,314              22,992
Office occupancy and equipment                                     5,257            5,360               4,770
Advertising                                                        2,172            2,010               1,777
Federal insurance premiums                                         3,490            3,302               4,020
Office supplies, postage and telephone                             3,012            2,433               2,496
Data processing                                                    2,247            2,157               2,669
Other                                                              5,427            5,300               4,515
                                                             -----------          -------             -------
    TOTAL OPERATING EXPENSES                                      48,135           46,876              43,239
                                                             -----------          -------             -------
    INCOME FROM OPERATIONS BEFORE INCOME TAXES                    58,716           54,269              27,309
Income tax expense (note 9)                                       21,363           19,707              10,696
                                                             -----------          -------             -------
    INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    37,353           34,562              16,613

Extraordinary item - early extinguishment of debt (note 7)            --               --              (1,054)

Cumulative effect of change in accounting for
  postretirement benefits,  net of related income
   taxes of $(542) (notes 9 and 10)                                   --               --                (885)


    NET INCOME                                               $    37,353           34,562              14,674
                                                             ===========          =======             =======
EARNINGS PER COMMON SHARE (NOTE 1):
    Income from operations                                   $      3.70             3.33                0.57
                                                             ===========          =======             =======
    Extraordinary items                                      $        --               --               (0.06)
                                                             ===========          =======             =======
    Net income                                               $      3.70             3.33                0.51
                                                             ===========          =======             =======

See accompanying notes to consolidated financial statements.

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- ------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995, 1994 and 1993

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                         (In thousands)
                                                          -------------------------------------------------------------------------
                                                                                          Unrealized
                                                                                        gain (loss) on                      Total
                                                                   Additional  Unearned   securities                        stock-
                                                          Common    paid-in    compen-    available-   Retained   Treasury  holders'
                                                           stock    capital    sation   for-sale, net  earnings     stock   equity
                                                          -------------------------------------------------------------------------
Balance at December 31, 1992                              $     -        -         -          -         75,161         -     75,161
Net income                                                      -        -         -          -         14,674         -     14,674
Issuance of common stock                                   10,323   89,511         -          -              -         -     99,834
ESOP debt                                                       -        -    (4,800)         -              -         -     (4,800)
ESOP debt repayment                                             -        -       120          -              -         -        120
Common shares reserved for
   Management Recognition Plan (MRP)                          430    3,871    (4,301)         -              -         -          -
Amortization of MRP                                             -        -       215          -              -         -        215
Adoption of FAS 115, net unrealized gain
   on securities available-for-sale (net
   of income taxes of  $257)                                    -        -         -        419              -         -        419
Purchase of treasury stock                                      -        -         -          -              -    (1,737)    (1,737)
                                                          -------  -------   -------    -------       --------  ---------  --------
Balance at December 31, 1993                               10,753   93,382    (8,766)       419         89,835    (1,737)   183,886
Net income                                                      -        -         -          -         34,562         -     34,562
Amortization of MRP                                             -        -       860          -              -         -        860
ESOP excess compensation cost                                   -      647         -          -              -         -        647
ESOP debt payment                                               -        -       480          -              -         -        480
Change in unrealized loss on securities
   available-for-sale (net of income
   taxes of $(449))                                             -        -         -       (735)             -         -       (735)
Exercise of stock options                                       -      (77)        -          -              -       153         76
Purchase of treasury stock                                      -        -         -          -              -   (16,329)   (16,329)
                                                          -------  -------   -------    -------       --------  ---------  --------
Balance at December 31, 1994                               10,753   93,952    (7,426)      (316)       124,397   (17,913)   203,447
NET INCOME                                                      -        -         -          -         37,353         -     37,353
AMORTIZATION OF MRP                                             -        -       860          -              -         -        860
ESOP EXCESS COMPENSATION COST                                   -      988         -          -              -         -        988
ESOP DEBT PAYMENT                                               -        -       480          -              -         -        480
CHANGE IN UNREALIZED GAIN ON SECURITIES
   AVAILABLE-FOR-SALE (NET OF INCOME
   TAXES OF $6,138)                                             -        -         -     10,018              -         -     10,018
EXERCISE OF STOCK OPTIONS                                       -     (525)        -          -              -     1,103        578
DIVIDEND PAYMENTS ($.60 PER SHARE)                              -        -         -          -         (5,718)        -     (5,718)
PURCHASE OF TREASURY STOCK                                      -        -         -          -              -    (1,176)    (1,176)
                                                          -------  -------   -------    -------       --------  ---------  --------
BALANCE AT DECEMBER 31, 1995                              $10,753   94,415    (6,086)     9,702        156,032   (17,986)   246,830
                                                          =======  =======   =======    =======       ========  =========  ========

See accompanying notes to consolidated financial statements.

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- --------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 1995, 1994 and 1993

- -----------------------------------------------------------------------------------------------------------------------------

                                                                                                     (In thousands)
                                                                                          -----------------------------------
                                                                                            1995          1994         1993
                                                                                          -----------------------------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                         $ 37,353        34,562       14,674
     Adjustments to reconcile net income to cash provided by operating activities:
       Cumulative effect of changes in accounting principle                                     --            --          885
       Amortization of:
         Mortgage servicing rights                                                          12,906        12,263       19,199
         Premiums and discounts on loans and securities, net                                  (315)         (466)        (283)
         Other, net                                                                             90           350          555
       Federal Home Loan Bank stock dividend                                                (1,800)         (905)        (593)
       Deferred income taxes                                                                (1,490)       (2,099)      (4,003)
       ESOP excess compensation cost                                                           988           647           --
       Provision for losses                                                                  7,558         6,364        9,268
       Net gain on asset sales                                                                (217)       (3,899)      (5,847)
       Loss on early extinguishment of debt                                                     --            --        1,700
       Depreciation and amortization, including amortization of MRP expense                  2,722         2,875        1,636
       Increase in cash surrender value of life insurance policies                            (893)         (505)      (1,775)
       Life insurance benefit                                                                   --        (2,015)          --
       Proceeds from sales of loans originated for sale                                    104,386       113,222      298,786
       Loans originated for sale, net of principal repayments                             (110,577)      (96,589)    (303,714)
       Purchase of loans held for sale                                                      (5,774)       (7,789)      (4,089)
       Changes in:
         Accrued interest receivable                                                       (34,394)      (19,392)      (3,613)
         Accrued interest payable                                                            7,885         4,945       (4,403)
         Other assets                                                                       13,359        12,366      (24,686)
         Accrued expense and other liabilities                                              29,463         5,457        9,685
                                                                                          --------      --------     --------
         TOTAL ADJUSTMENTS                                                                  23,897        24,830      (11,292)
                                                                                          --------      --------     --------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                          61,250        59,392        3,382
                                                                                          --------      --------     --------
     CASH FLOWS FROM INVESTING ACTIVITIES:
     Loan originations, net of principal repayments                                         (5,688)     (102,720)       7,778
     Purchase of loans held for investment                                                 (26,686)      (27,674)          --
     Purchase of FHA/VA delinquent loans                                                  (708,026)     (427,611)    (200,176)
     Purchase of mortgage-backed securities                                                     --       (41,240)     (13,425)
     Principal payments on mortgage-backed securities                                       43,910        66,880      105,722
     Purchase of securities held-to-maturity                                                    --       (31,282)     (55,291)
     Proceeds from maturities and principal repayments of securities held-to-maturity       31,016        27,883       71,024
     Purchase of securities available-for-sale                                              (5,156)      (11,474)     (57,809)
     Proceeds from sales of securities available-for-sale                                   28,455         4,806        2,802
     Proceeds from maturities and principal repayments of securities available for sale     14,889         5,374       15,896
     Sale (Purchase) of Federal Home Loan Bank stock                                        (7,575)       (8,291)         757
     Purchase of mortgage servicing rights                                                 (13,414)      (23,251)     (27,095)
     Advances on FHA/VA claims receivable                                                   (7,773)      (12,516)      (1,273)
     Proceeds from the settlement of FHA/VA claims receivable                               92,910        55,651       38,337
     Purchase of premises and equipment                                                     (3,016)       (5,633)        (798)
     Other                                                                                      --        (1,039)         105
                                                                                          --------      --------     --------
         NET CASH USED IN INVESTING ACTIVITIES                                            (566,154)     (532,137)    (113,446)
                                                                                          --------      --------     --------
     CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase (decrease) in deposits                                                   127,826        15,384      (99,666)
     Net increase in borrowings with original maturities less than three months            302,381       243,028          567
     Payments on Federal Home Loan Bank advances and other borrowings                     (133,717)     (227,726)     (80,047)
     Proceeds from Federal Home Loan Bank advances and other borrowings                    273,746       430,290      163,840
     Net increase (decrease) in advance payments by borrowers for taxes and insurance        7,907         5,718       (6,784)
     Proceeds from issuance of common stock, net                                               578            76       95,034
     Purchase of treasury stock                                                             (1,176)      (16,329)      (1,737)
     Dividends paid                                                                         (5,718)           --           --
     ESOP debt repayment                                                                       480           480          120
                                                                                          --------      --------     --------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                         572,307       450,921       71,327
                                                                                          --------      --------     --------
         NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               67,403       (21,824)     (38,737)
     Cash and cash equivalents at beginning of year                                         50,155        71,979      110,716
                                                                                          --------      --------     --------
     Cash and cash equivalents at end of year                                             $117,558        50,155       71,979
                                                                                          ========      ========     ========
     SUPPLEMENTAL DISCLOSURES:
     Interest paid                                                                        $117,997        75,129       78,609
     Income taxes paid                                                                    $ 22,553        21,468       12,055
     Additions to mortgage-backed securities due to loan securitization                   $378,905       111,140       59,046
     Additions to other assets for unsettled security transactions and death benefits     $     --        13,891           --
     Additions to real estate acquired in settlement of loans or through foreclosures     $  1,822         2,304        3,295
     Loans originated to finance the sale of real estate                                  $  1,093           593        1,812
     Transfers to securities available-for-sale                                           $201,327            --           --
     Unrealized gain (loss) on securities available-for-sale                              $ 10,018          (735)         419
     Other than temporary market declines on securities available-for-sale                $     --            --        1,131

See accompanying notes to consolidated financial statements.

     ---------------------------------------------------------------------------
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     December 31, 1995 and 1994

     ---------------------------------------------------------------------------
     NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION
     Leader Financial Corporation and subsidiary (the "Company") is a Tennessee-chartered Unified Thrift Holding Company. The Company was organized on March 18, 1993, in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings and subsidiaries (the "Bank"), from a federal mutual savings bank to a federally-chartered capital stock savings bank. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practice within the thrift industry.

     Company operations are conducted through the Company and the Company's principal wholly-owned subsidiaries, as follows:


     Leader Federal
       Mortgage, Inc. ............................................................. Mortgage banking
     Leader Services, Inc..............................Insurance and Alternative Investment products
     Leader Leasing, Inc...........................................................Equipment Leasing


     All significant intercompany accounts and transactions have been eliminated and certain 1994 and 1993 amounts have been reclassified to conform to 1995 presentation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported balances of assets and liabilities as of the date of the consolidated statements of financial position and income and expenses for the period. Actual results could differ significantly from these estimates.

     CASH EQUIVALENTS
     The Company considers all highly liquid debt instruments with maturities when purchased of three months or less to be cash equivalents.

     SECURITIES HELD-TO-MATURITY
     If at the time of purchase, management has the positive intent and the Company has the ability to hold securities until maturity, they are classified as held-to-maturity and are carried at amortized cost.
     Premiums and discounts are amortized using the interest method. Declines in value other than temporary in nature are recognized in the consolidated statements of operations.

     SECURITIES AVAILABLE-FOR-SALE
     Securities available-for-sale include non-mortgage, mortgage derivative and mortgage-backed securities which may be sold in response to, or in anticipation of, changes in interest rates and/or prepayments, liquidity considerations, or other factors. Gains and losses on the sale of securities available-for-sale are determined on the identified-certificate basis. Declines in value other than temporary in nature are recognized in the consolidated statements of operations.

     LOANS HELD FOR SALE
     Loans originated for sale are carried at the lower of aggregate cost or estimated market value. Market value is based on actual investor commitments or, in the absence of such commitments, on current investor yield requirements.

     LOANS RECEIVABLE AND INCOME RECOGNITION THEREON
     Loans are reported net of (i) unearned discount and net deferred loan origination costs, (ii) undisbursed portion of loans in process and (iii) allowance for loan losses. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or there can be no assurance of collection through a third party guarantee. The Company measures impairment based on the fair value of the loan's collateral. Changes in fair value are recorded through a valuation allowance. Charge-offs occur in the event of foreclosure if fair value is less than book value. The Company's policy for recognizing income on impaired loans is to accrue earnings unless a loan is in foreclosure or becomes nonperforming, at which time a reserve for uncollectable interest is established. Cash receipts for impaired loans are allocated to principal and interest in accordance with the contractual terms of the loan.

     Loan fees and certain direct loan origination costs are offset and the net amount deferred and amortized as a yield adjustment to the related loans over the expected life of the loans.

     ALLOWANCES FOR LOSSES
     The Company's portfolios of loans and real estate are reviewed monthly, considering such factors as current/anticipated economic conditions, loss experience with various loan types, industry, geographic or other concentrations and the credit quality of individual borrowers. Based upon this review, provisions for losses are charged to operations when losses are probable of occurrence and reasonably estimable. While management uses all available information to estimate losses on loans and real estate owned, further additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for loans and real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     INTEREST RATE INSTRUMENTS
     Various forms of interest rate instruments are used to adjust the maturity structure of liabilities and assets in order to manage the Company's exposure to fluctuating interest rates. These instruments include interest rate swap agreements and interest rate caps. These instruments are used only to hedge specifically identified assets and liabilities and are not used for speculative purposes. Fees associated with these agreements are accreted into income or amortized to expense on a straight-line basis over the lives of the agreements. In the event of a termination of these instruments, any resulting gains or losses will be deferred and amortized over the shorter of the remaining term to maturity of the related hedged asset or liability or the remaining life of the instrument. Interest paid or received associated with the swap or cap agreements is reflected a component of net interest margin.

     PREMISES AND EQUIPMENT
     Premises and equipment are recorded at cost less accumulated depreciation provided for on a straight-line basis over the estimated useful lives of the related assets.

     REAL ESTATE OWNED OR HELD FOR DEVELOPMENT
     Upon acquisition, real estate acquired in foreclosure is recorded at the lower of cost or discounted fair value less estimated selling costs. Subsequent declines in value are recognized through charges to the Company's valuation allowance accounts. Costs of developing or improving such properties are capitalized. Operating income or expenses are
     recognized when incurred.    The carrying value of real estate held for
     development includes capital contributions, loans to and operating results from joint venture entities and capitalized development costs.

     MORTGAGE SERVICING RIGHTS
     Mortgage servicing rights acquired in bulk from third parties are recorded at cost and are amortized using the interest method over the expected lives of the underlying mortgages based upon current estimates of prepayments. Adjustments to amortized cost are made when unanticipated prepayments reduce the estimated future net servicing income, discounted at the anticipated yield at date of acquisition, below the current carrying value of the servicing rights. Amortization of purchased servicing rights is charged against loan servicing revenue in the accompanying consolidated financial statements.

     RETIREMENT PLAN
     Substantially all employees of the Company participate in a non-contributory, defined benefit plan. Annual funding is based on an actuarially determined amount using the projected unit credit cost method.

     EARNINGS PER COMMON SHARE
     Earnings per common share is based on the weighted average number of common shares outstanding assuming exercise of in-the-money stock options using the treasury stock method. The weighted average number of shares outstanding at December 31, 1995, 1994 and 1993 is 10,083,219, 10,391,254
     and 11,129,094, respectively. The 1993 computation is based on fourth quarter income since the stock conversion occurred on September 30, 1993.


     RECENT ACCOUNTING PRONOUNCEMENTS
     Statement of Financial Accounting Standards ("FAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," issued in March, 1995, provides guidance for recognition of impairment losses related to long-lived assets, and certain intangibles and related goodwill. The Statement is effective for fiscal years beginning after December 15, 1995.

     FAS No. 122 "Accounting for Mortgage Servicing Rights, an amendment of FAS No. 65" was issued in May, 1995. The Statement requires a mortgage banking enterprise to recognize as seperate assets the rights to service mortgage loans for others, however those servicing rights are acquired.
     It also requires the fair value assessment of capitalized mortgage servicing rights with impairment recognized as a charge to earnings. The Statement is to be applied prospectively in fiscal years beginning after December 15, 1995.

     FAS No. 123 "Accounting for Stock-Based Compensation" was issued in October, 1995, and provides for a fair value method of accounting for stock-based compensation arrangements rather than the intrinsic value method now followed. Adoption of the fair value method for purposes of preparing basic financial statements is not required although disclosure or the effect of such adoption is. The Statement is effective for options awarded after December 15, 1995.

     Management believes the adoption of the above-mentioned Statements will not have a material impact on the Company's consolidated financial statements.

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- --------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994


- --------------------------------------------------------------------------
NOTE 2: SECURITIES

The amortized cost and fair value of securities at December 31, 1995 and 1994 were as follows:



                                                                           (In thousands)
                                                     -------------------------------------------------------------
                                                                 1995                                 1994
                                                     --------------------------------------------------------------
                                                     AMORTIZED          FAIR              Amortized           Fair
                                                       COST             VALUE                cost            value
                                                    ---------------------------------------------------------------
Securities available-for-sale:
     U.S. federal agencies                          $  2,000          $  2,020            $  2,000         $  1,988
     U.S. state and political subdivisions             8,221             8,106                  --               --
     FHLMC preferred stock                             2,441             2,514               2,457            2,369
     Collateralized mortgage obligations              38,056            38,670              38,517           37,112
     Other                                               543             1,372                 909            1,922
                                                    --------          --------            --------         --------
                                                      51,261            52,682              43,883           43,391
     Mortgage-backed securities:
       FHLMC                                          29,162            29,795                  --               --
       FNMA                                          343,518           353,356               8,628            8,612
       GNMA                                          172,306           176,062                  --               --
                                                    --------          --------            --------         --------
                                                     544,986           559,213               8,628            8,612
                                                    --------          --------            --------         --------
       Securities available-for-sale                 596,247           611,895              52,511           52,003
                                                    --------          --------            --------         --------

Securities held-to-maturity:
     U.S. federal agencies                                --                --              26,979           26,915
     U.S. state and political subdivisions                --                --               8,578            8,113
     Collateralized mortgage obligations              12,406            12,381              17,735           16,793
     Other                                             2,132             2,043                 174              180
                                                    --------          --------            --------         --------
                                                      14,538            14,424              53,466           52,001
                                                    --------          --------            --------         --------
     Mortgage-backed securities:
       FHLMC                                          43,917            45,152              91,288           88,381
       FNMA                                            7,392             7,522              19,972           19,449
       GNMA                                           83,304            84,217             262,939          249,719
       Non-agency                                      5,780             5,780               6,204            6,168
                                                    --------          --------            --------         --------
                                                     140,393           142,671             380,403          363,717
                                                    --------          --------            --------         --------
           Securities held-to-maturity               154,931           157,095             433,869          415,718
                                                    --------          --------            --------         --------
           Total securities                         $751,178          $768,990            $486,380         $467,721
                                                    ========          ========            ========         ========


The net unrealized gain (loss) of all securities at December 31, 1995 and 1994, was $17,812,000 and $(18,659,000), respectively. The table below shows the gross components of these gains and losses, by security type, at those dates:




                                                                      (In thousands)
                                                  --------------------------------------------------------
                                                                           1995
                                                  --------------------------------------------------------
                                                                      Gross         Gross
                                                   Amortized       unrealized      unrealized     Fair
                                                     cost             gains         losses        value
                                                  --------------------------------------------------------
Securities available-for-sale:
    U.S. federal agencies                         $  2,000          $    20       $    --         $  2,020
    U.S. state and political subdivisions            8,221               15          (130)           8,106
    FHLMC preferred stock                            2,441               73            --            2,514
    Collateralized mortgage obligations             38,056              700           (86)          38,670
    Other                                              543              829            --            1,372
    Mortgage-backed securities                     544,986           15,098          (871)         559,213
                                                  --------          -------       -------         --------
                                                   596,247           16,735        (1,087)         611,895
                                                  --------          -------       -------         --------
Securities held-to-maturity:
    Collateralized mortgage obligations             12,406               28           (53)          12,381
    Other                                            2,132               26          (115)           2,043
    Mortgage-backed securities                     140,393            2,323           (45)         142,671
                                                  --------          -------       -------         --------
                                                   154,931            2,377          (213)         157,095
                                                  --------          -------       -------         --------

            Total securities                      $751,178          $19,112       $(1,300)        $768,990
                                                  ========          =======       =======         ========


                                                                   1994
                                           ------------------------------------------------------
                                                           Gross              Gross
                                           Amortized     unrealized         unrealized     Fair
                                              cost         gains             losses        value
                                           ------------------------------------------------------
Securities available-for-sale:
    U.S. federal agencies                   $  2,000      $   --           $    (12)      $ 1,988
    FHLMC preferred stock                      2,457          --                (88)        2,369
    Collateralized mortgage obligations       38,517         125             (1,530)       37,112
    Other                                        909       1,013                 --         1,922
    Mortgage-backed securities                 8,628          --                (16)        8,612
                                            --------      ------           --------       -------
                                              52,511       1,138             (1,646)       52,003
                                            --------      ------           --------       -------
Securities held-to-maturity:
    U.S. federal agencies                     26,979          --                (64)       26,915
    U.S. state and political subdivisions      8,578           7               (472)        8,113
    Collateralized mortgage obligations       17,735          --               (942)       16,793
    Other                                        174           6                 --           180
    Mortgage-backed securities               380,403         544            (17,230)      363,717
                                            --------      ------           --------       -------
                                             433,869         557            (18,708)      415,718
                                            --------      ------           --------       -------

        Total securities                    $486,380      $1,695           $(20,354)     $467,721
                                            ========      ======           ========      ========

The amortized cost and estimated fair value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities due to normal amortization and because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.



                                                                                   (In thousands)
                                                               -----------------------------------------------------
                                                                                      1995
                                                               -----------------------------------------------------
                                                                    Securities                   Securities
                                                                available-for-sale             held-to-maturity
                                                               -----------------------------------------------------
                                                               Amortized       Fair        Amortized          Fair
                                                                 cost          value          cost            value
                                                               -----------------------------------------------------
Maturities in one year or less                                 $    747      $    748      $  1,438         $  1,435
Maturities after one year through five years                      8,963         8,987         2,715            2,704
Maturities after five years through ten years                    16,492        16,875         6,498            6,696
Maturities after ten years                                      570,045       585,285       144,280          146,260
                                                               --------      --------      --------         --------
      Total securities                                         $596,247      $611,895      $154,931         $157,095
                                                               ========      ========      ========         ========

Gross realized gains (losses) on securities during the years ended December 31, 1995, 1994 and 1993 were as follows:




                                                                                  (In thousands)
                                               ----------------------------------------------------------------------------------
                                                       1995                            1994                        1993
                                               ----------------------------------------------------------------------------------
                                               Gains           Losses           Gains       Losses           Gains         Losses
                                               ----------------------------------------------------------------------------------
Securities available-for-sale                  $   --           $(67)             $1       $(2,218)            $133        (1,131)


On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued a special report pertaining to the implementation of Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities (FAS 115). Concurrent with the issuance of the report but no later than December 31, 1995, the FASB allowed for a reassessment of the appropriateness of the classification of securities held at that time and to account for any resulting reclassification at fair value. Reclassifications from the held-to-maturity category that were a result of this one-time assessment would not call into question the intent of the Company to hold other debt securities until maturity in the future. Based upon this guidance, the Company transferred municipal and mortgage-backed securities with an amortized cost of $189,989,000 and an estimated fair value of $193,388,000 to the available-for-sale category with a resulting unrealized gain of $3,399,000.

In addition, the Company transferred mortgage-backed securities with an amortized cost of $11,338,000 from the held-to-maturity category to the available-for-sale category because the underlying principal balances had paid down by more than 85%. The resulting unrealized gain on this transfer was $292,000.

- --------------------------------------------------------------------------------
NOTE 3: LOANS RECEIVABLE AND ALLOWANCES FOR LOSSES

Loans receivable at December 31, 1995 and 1994 are summarized as follows:



                                                       (In thousands)
                                                   ----------------------
                                                      1995        1994
                                                   ----------------------
       REAL ESTATE LOANS:
       One to four family residential:
        Conventional                               $  563,507  $  633,888
        FHA/VA                                        906,980     636,441
       Construction, primarily one to four family     130,590     112,690
       Undisbursed portion of construction
        loans in process                              (49,799)    (52,698)
       Commercial, primary real estate                123,739      88,278
       Home equity loans                               43,611      41,528
       Home improvement/second mortgage loans         102,206     121,063
                                                   ----------  ----------
        TOTAL REAL ESTATE LOANS                     1,820,834   1,581,190
       Mobile home                                     49,862      61,095
       Loans secured by deposits                        7,609       7,374
       Credit card balances                            38,796      31,558
       Lease receivables, net                          14,151       9,956
       Other loans                                     42,068      27,859
                                                   ----------  ----------
                                                    1,973,320   1,719,032
       DEDUCT:
        Allowances for loan losses                    (22,901)    (20,165)
        Unearned discounts and net
          deferred loan origination fees               (9,298)     (3,979)
                                                   ----------  ----------
                                                      (32,199)    (24,144)
                                                   ----------  ----------
                                                   $1,941,121  $1,694,888
                                                   ==========  ==========



The Company's portfolio of conventional one to four family loans, construction loans, home equity loans and home improvement/second mortgage loans are substantially concentrated in loans secured by real estate within the State of Tennessee. As such, economic conditions in that state will directly impact borrower delinquencies, collateral values and ultimate realization of the carrying value of a majority of the Company's loans. Other loan categories are not concentrated in any one state or region.

The Company purchases certain delinquent FHA/VA insured/guaranteed loans from third parties and out of GNMA pools it services for others. The accounts in the table above include approximately $833.0 million and $538.5 million of purchased FHA/VA loans of which $334.0 million and $210.6 million were contractually delinquent more than three months at December 31, 1995 and 1994, respectively. The Company has advanced payments for taxes and insurance totalling $10.1 million on behalf of these borrowers as of December 31, 1995.

The Company adopted the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors of Impairment of Loans ("FAS 114"), as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures ("FAS 118"), effective January 1, 1995. Prior periods have not been restated. All applicable loans receivable, primarily commercial, have been evaluated for collectibility under the provision of these statements. The adoption of these statements had no material impact on the Company's consolidated financial statements.

Non-accrual loans and in-substance foreclosures totaled approximately $10,452,000 and $9,083,000 at December 31, 1995 and 1994, respectively.
Interest income not recognized by the Company on non-accrual loans approximated $881,000, $821,000 and $397,000 for the years ended December 31, 1995, 1994 and
1993, respectively.

ALLOWANCES FOR LOSSES

Following is a summary of the allowances available to absorb estimated losses on loans, mortgage-backed securities serviced with recourse and real estate:



                               LOANS (in thousands)
                            -------------------------
                             1995     1994      1993
                            -------------------------
Beginning balance           $20,165  $16,500  $13,848
Provision for losses          5,150    4,767    4,710
Charge-offs                  (3,309)  (2,329)  (3,486)
Recoveries                      895    1,227    1,428
                            -------  -------  -------

Ending balance              $22,901  $20,165  $16,500
                            =======  =======  =======

                            REAL ESTATE (In thousands)
                            -------------------------
                              1995     1994     1993
                            -------------------------
Beginning balance           $ 1,879  $ 2,107  $ 2,161
Provision for losses           (376)      --    3,980
Charge-offs                    (861)    (228)  (4,332)
Recoveries                      209       --      298
                            -------  -------  -------

Ending balance              $   851  $ 1,879  $ 2,107
                            =======  =======  =======




NOTE 4: PREMISES AND EQUIPMENT

Premises and equipment consists of the following:



                                                                        (In thousands)
                                                                   -----------------------
                                                Estimated useful          December 31,
                                                 lives-years         1995            1994
                                             ---------------------------------------------
Land and land improvements                          --             $ 5,466         $ 5,543
Office buildings                                  25 - 40           12,395          11,922
Leasehold improvements                             5 - 7             2,556           2,064
Furniture, fixtures and equipment                      5             7,286           6,886
Data procesing and other equipment                 3 - 5             3,125           3,660
                                                                   -------         -------
                                                                    30,828          30,075

Less accumulated depreciation and amortization                     (12,215)        (12,082)
                                                                   -------         -------
                                                                   $18,613         $17,993
                                                                   =======         =======


The present value of future minimum lease payments under all capital leases and commitments for future payments under non-cancelable operating leases for premises and equipment are not significant at December 31, 1995. Total rental expense relating to operating leases was approximately $1,483,000, $1,572,000 and $2,283,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

The Company has approved the construction of a new corporate headquarters building which will house a majority of its employee base. Construction on the 185,000 square foot building is tentatively scheduled for completion during the spring of 1997 at an estimated cost of between $13 and $15 million, including approximately 22 acres of land.

NOTE 5: ACCRUED INTEREST RECEIVABLE

Following is a summary of accrued interest receivable as of December 31, 1995 and 1994:





                                                        (In thousands)
                                                  ------------------------
                                                     1995           1994
                                                  ------------------------
     Cash equivalents and due from banks          $    10          $    15
     Securities available-for-sale                  3,636              234
     Securities held to maturity                    1,294            2,509
     Loans:
          FHA/VA                                   46,006           25,605
          Other                                    21,113            9,302
                                                  -------          -------
                                                  $72,059          $37,665
                                                  =======          =======

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- --------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994

- --------------------------------------------------------------------------------
NOTE 6: DEPOSITS

Deposit balances at December 31, 1995 and 1994 are summarized by type as follows:




                                        (Dollars in thousands)
                 ------------------------------------------------------------------
                              1995                                 1994
                 ------------------------------------------------------------------
                            AVERAGE                               Average
ACCOUNT TYPE:     AMOUNT      RATE       PERCENT       Amount      Rate   Percent
                 ------------------------------------------------------------------
Demand        $  227,347      1.06%      14.42%       183,926      1.07%     12.69%
Passbook          91,276      2.62        5.79        153,496      3.60      10.59
Money Market      38,555      3.10        2.44         41,743      3.19       2.88
Instant Access   127,885      4.69        8.11         91,626      4.17       6.32
Super Passbook    16,299      2.18        1.03         22,926      2.30       1.58
              ----------      ----      ------     ----------      ----     ------
                 501,362      2.46%      31.79%       493,717      2.67      34.06
              ----------      ----      ------     ----------      ----     ------
Certificate accounts:
Brokered CD's     10,000      6.17%       0.63%            --        --         --
91-day            31,390      5.12        1.99         17,756      4.36       1.23
6-month          128,901      5.27        8.17         96,101      4.51       6.63
7-month           33,207      4.99        2.11         58,076      4.99       4.01
11-month          36,929      6.04        2.34         99,776      4.50       6.88
1-year           134,990      5.80        8.56         71,251      4.65       4.92
15-month         128,932      6.09        8.17         87,572      5.51       6.04
1-1/2 year        36,739      5.72        2.33         19,389      5.00       1.34
2-year            59,982      5.81        3.80         81,452      4.89       5.62
2-1/2 year       111,590      6.39        7.08         59,755      4.84       4.12
3-1/2 year        26,842      5.92        1.70         28,970      5.73       2.00
4-5 year         175,424      6.36       11.12        195,357      6.53      13.46
6-10 year          9,098      7.58        0.58         11,813      8.03       0.82
IRA              126,983      5.56        8.05        122,113      5.54       8.43
Negotiated rate   24,861      5.59        1.58          6,306      5.16       0.44
              ----------      ----      ------      ---------      ----     ------
               1,075,868      5.89       68.21        955,687      5.33      65.94
              ----------      ----      ------      ---------      ----     ------
Total         $1,577,230      4.80%     100.00%     1,449,404      4.42%    100.00%
              ==========      ====      ======      =========      ====     ======




Interest expense on deposits by type is summarized as follows:



                                                              (In thousands)
                                                      -----------------------------
                                                        1995       1994       1993
                                                      -----------------------------
Demand                                                $ 2,525     1,825      4,458
Savings                                                10,627     9,771      8,498
Certificates of deposit                                61,349    43,553     47,337
                                                      -------    ------     ------
                                                      $74,501    55,149     60,293
                                                      =======    ======     ======

Contractual maturities of certificate accounts at December 31, 1995 are as follows:



                                                          (Dollars in thousands)
                                                   ---------------------------------
                                                                   1995
                                                   ---------------------------------
                                                                  AVERAGE   PERCENT
                                                     AMOUNT        RATE    OF TOTAL
                                                   ---------------------------------
MATURITY
Within one year                                    $  699,564      5.73%     65.03%
Two years                                             242,448      6.26      22.54
Three years                                            75,890      5.88       7.05
Four years                                             41,686      6.35       3.87
Five years                                             11,322      6.29       1.05
After                                                   4,958      6.49       0.46
                                                   ----------      ----     ------
                                                   $1,075,868      5.89%    100.00%
                                                   ==========      ====     ======


     Time deposits of $100,000 and over, were $160,572,000 and $127,922,000 at
December 31,1995 and 1994, respectively.

- --------------------------------------------------------------------------------
NOTE 7: FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

Advances from Federal Home Loan Bank of Cincinnati at December 31, 1995 and 1994 consisted of:



                                        (In thousands)
                        -----------------------------------------------
FINAL DUE DATE           Interest Rate             1995         1994
                        -----------------------------------------------
Within one year         4.55% - 8.60%           $157,500        170,000
Two years               5.77% - 5.88%             74,000         72,500
Three years             4.55% - 5.94%             56,485          4,000
Four years              4.55% - 6.95%             32,964          2,075
Five years              5.88% - 6.95%             30,000          9,719
After five years        5.20% - 8.95%            178,198        177,849
                                                --------        --------
                                                 529,147        436,143



Other borrowings consisted of:

       Series 1987-A Mortgage Collateralized Bonds secured by mortgage-backed securities with a book value of $10,739,000 and $13,377,000 at December 31, 1995 and 1994, respectively.  Interest payable quarterly.



       Class       Due date            Rate
       -----       --------            ----
       C         July 1, 2006          8.50%         2,186     5,908
       Z         April 1, 2011         8.50%         9,231     8,486
Other                                                  912     1,495
Unamortized discount
   and issuance cost                                  (158)     (248)
                                                    ------   -------
                                                  $541,318   451,784
                                                  ========   =======



The Company has entered into a blanket floating lien security agreement with the
Federal Home Loan Bank (FHLB) of Cincinnati.   Under the terms of this
agreement, the Company is required to maintain unencumbered, qualifying first mortgage loans in an amount equal to 150% of outstanding advances and its investment in FHLB stock as collateral for those advances. At December 31, 1995, the Company had available collateral for additional borrowings under this agreement of approximately $129,500,000.


At December 31, 1995 and 1994, approximately $173,239,000 and $135,234,000, respectively, of FHLB advances were repayable in monthly installments over terms not exceeding 180 months. All other advances are payable at maturity.


EXTRAORDINARY ITEM

During 1993, the Company reacquired its 14-3/4% subordinated debentures due in 1997 and elected early prepayment of selected above market rate Federal Home Loan Bank advances. A pretax loss of $1.7 million was incurred on the extinguishment of $43.8 million of such debts. The loss is included in the accompanying financial statements, net of tax benefits of approximately $646,000.

NOTE 8: FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO
        REPURCHASE

Federal funds purchased and securities sold under agreements to repurchase are as follows:



                                                       (In thousands)
                                                --------------------------
                                                   1995             1994
                                                --------------------------
Federal funds purchased:
  Balance at year end                           $     --            42,000
  Maximum outstanding at any month end            39,000            42,000
  Average balance outstanding                     19,279            18,263
  Weighted average rate during the year             5.94%             4.90%
  Weighted average rate at year end                   --              6.14%

Securities sold under agreements to repurchase:
  Balance at year end                           $597,260           202,828
  Maximum outstanding at any month end           597,260           206,593
  Average balance outstanding                    325,318           126,461
  Weighted average rate during the year             5.95%             4.81%
  Weighted average rate at year end                 5.71%             5.88%



Maturity information regarding securities sold under agreements to repurchase as of December 31, 1995 follows:




                                                                      (In thousands)
                                          ------------------------------------------------------------------
                                                    Collateral                                      Weighted
                                          ------------------------------                            Average
                                          Book Value          Fair Value         Balance of         Interest
                                          of Asset (1)        of Asset           Liability            Rate
                                          ------------------------------------------------------------------
Mortgage-backed securities
  30 days                                 $122,224            121,791             115,991            5.978%
  30 - 90 days                             424,176            423,676             401,747            5.720%
  Over 90 days                              83,124             83,183              79,522            5.496%
                                          --------           --------            --------            -----
                                          $629,524            628,650             597,260            5.710%
                                          ========           ========            ========            =====


(1)  Includes accrued interest.

The counterparties have agreed to resell to the Company the same securities upon maturity of such agreements.

NOTE 9: INCOME TAXES

Total income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 was allocated as follows:





                                                          (In thousands)
                                                  ------------------------------
                                                    1995       1994       1993
                                                  ------------------------------
Income from continuing operations                 $21,363     19,707      10,696
Extraordinary item                                     --         --        (646)
Cumulative effect of accounting change                 --         --        (542)
                                                  -------     ------      ------
                                                  $21,363     19,707       9,508
                                                  =======     ======      ======





Income tax expense (benefit) attributable to income from continuing operations consists of:







                                                           (In thousands)
                                                  ------------------------------
                                                             December 31,
                                                     1995       1994       1993
                                                  ------------------------------
Current:
  Federal                                         $20,118     19,264      12,650
  State                                             2,735      2,542       1,506
                                                  -------     ------      ------
                                                   22,853     21,806      14,156
                                                  -------     ------      ------
Deferred:
  Federal                                          (1,330)    (1,738)     (3,250)
  State                                              (160)      (361)       (210)
                                                  -------     ------      ------
                                                   (1,490)    (2,099)     (3,460)
                                                  -------     ------      ------
                                                  $21,363     19,707      10,696
                                                 =======     ======      ======



LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- --------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994


- --------------------------------------------------------------------------------


NOTE 9: INCOME TAXES (continued)

Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent in 1995, 1994 and 1993 to pretax income from continuing operations as a result of the following:



                                                               (In thousands)
                                                  ----------------------------------------
                                                                December 31,
                                                    1995           1994            1993
                                                  ----------------------------------------
Computed "expected"  tax expense                  $20,551          18,994           9,558
Increase (decrease) in taxes resulting from:
Tax exempt interest                                  (153)           (151)            (88)
State income taxes, net of federal benefits         1,674           1,418             792
Acquisition adjustments                               (21)             39              74
Cash surrender value in excess of
   insurance expense                                 (247)           (153)           (210)
Insurance benefit                                      --            (705)             --
Miscellaneous, net                                   (441)            265             570
                                                  -------          ------          ------
  INCOME TAX EXPENSE                              $21,363          19,707          10,696
                                                  =======          ======          ======


The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are presented below:



                                                                                                      (In thousands)
                                                                                                 -----------------------
                                                                                                   1995            1994
                                                                                                 -----------------------
Deferred tax assets:
Loans receivable, principally due to allowance for losses                                        $ 5,797           5,938
Investments, principally due to market adjustments for financial reporting
  purposes                                                                                            --           1,642
Investments in real estate, principally due to allowance for losses net of capitalized
  interest                                                                                           226             207
Mortgage servicing rights, principally due to amortization methods                                 2,203             623
Deferred liabilities, principally due to compensation arrangements and state
  excise taxes                                                                                     2,670           2,176
                                                                                                 -------         -------
   Total gross deferred tax assets                                                                10,896          10,586
Less valuation allowance                                                                              --              --
                                                                                                 -------         -------
    Deferred tax assets                                                                          $10,896          10,586
                                                                                                 -------         -------

Deferred tax liabilities:
Securities, principally due to losses recognized for tax purposes but not for financial
  reporting purposes                                                                                (288)           (416)
Investments, principally due to market adjustments for financial reporting purposes               (7,662)         (2,408)
Property, plant and equipment, principally due to differences in depreciation and
  lease transactions                                                                                (992)         (1,152)
Deferred assets, principally due to the capitalization of excess servicing rights for
  financial reporting purposes                                                                      (212)           (214)
Federal Home Loan Bank advances and other borrowerings, principally due to fees
  deferred for financial reporting purposes                                                         (133)           (139)
                                                                                                 -------         -------
    Total gross deferred liabilities                                                              (9,287)         (4,329)
                                                                                                 -------         -------
    Net deferred tax asset                                                                       $ 1,609           6,257
                                                                                                 =======         =======



Retained earnings at December 31, 1995, includes approximately $15,000,000 of statutory bad debt deductions for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then current rates.



NOTE 10: EMPLOYEE BENEFIT AND POST RETIREMENT PLANS

The Company maintains a non-contributory defined benefit pension plan (the "Plan") which covers substantially all employees. Annual funding is based on an actuarially determined amount using the projected unit credit cost method. Benefits are based on years of service and the employees' compensation. Pension plan assets consist principally of listed stocks and bonds and United States Government securities. The Company makes contributions to the Plan which equal or exceed the minimum amounts required by the Employee Retirement Income Security Act of 1974.

Pension expense amounted to approximately $257,000, $298,000 and $260,000 for 1995, 1994, and 1993, respectively, and included the following components:

                                                                         (In thousands)
                                                                -------------------------------
                                                                  1995        1994        1993
                                                                -------------------------------
Actual gain on plan assets                                      $(4,011)      (697)      (2,136)
Service cost earned during the year                                 507        620          531
Interest cost on projected benefit obligation                       837        744          655
Net amortization and deferral                                     2,924       (369)       1,210
                                                                -------      -----      -------
                                                                $   257        298          260
                                                                =======      =====      =======

At December 31, 1995, 1994 and 1993, the actuarial present value of vested benefit obligations was $9,921,000, $8,248,000 and $7,820,000 and the actuarial present value of accumulated benefit obligations was $10,195,000, $8,417,000 and $8,006,000, respectively. The funded status of the Plan at December 31, 1995, 1994 and 1993 was as follows:



                                                                         (In thousands)
                                                                -------------------------------
                                                                  1995       1994         1993
                                                                -------------------------------
Plan assets at market value                                     $15,955     12,411       12,108
Actuarial present value of projected benefit obligation          13,556     10,363        9,928
                                                                -------     ------       ------
Funded status                                                     2,399      2,048        2,180
Unrecognized net transition asset                                  (638)      (735)        (832)
Prior service cost                                                 (464)      (535)        (495)
Net gain from past experience different
  from that assumed and effects of changes in
  assumptions                                                    (1,339)      (564)        (341)
                                                                -------     ------       ------

Prepaid (accrued) pension expense recorded in the financial
  statements                                                    $   (42)       214          512
                                                                =======     ======       ======



Principal assumptions used in determining the projected benefit obligations and the expected return on assets were as follows:



                  Discount      Compensation     Expected Return
                   Rate          Increase        on Plan Assets
                  ----------------------------------------------
1993               7.5%             5.0%              7.5%
1994               8.0%             5.0%              7.5%
1995               7.0%             5.0%              7.5%


The unrecognized net transition asset is being amortized over 16.55 years, the remaining average service life of the eligible employees at January 1, 1986.

- ------------------------------------------------------------------------------
NOTE 10: EMPLOYEE BENEFIT AND POST RETIREMENT PLANS (continued)

       The Company provides a savings plan under Section 401(k) of the Internal Revenue Code covering substantially all full-time employees. Employee contributions are partially matched by the Company and the Company pays all plan expenses. Total savings plan expense was $311,000, $244,000 and $306,000 for 1995, 1994 and 1993, respectively.

     The Company maintains a self-insured, unfunded contributory employee welfare plan which provides both medical and dental benefits to eligible employees, retirees and their dependents.

     The following table sets forth the plan's unfunded status as of December 31, 1995 and 1994:

                                                        (In thousands)
                                                   ------------------------
                                                     1995            1994
                                                   ------------------------
Accumulated Postretirement Benefit Obligation:
 Retiree participants                              $   (606)          (674)
 Fully eligible active plan participants             (1,300)        (1,066)
                                                   --------        -------
Accumulated postretirement benefit
   obligation in excess of plan assets               (1,906)        (1,740)
Unrecognized prior service cost                        (488)            --
Unrecognized net (gain) loss from past
  experience different from that
  assumed and from change in assumptions                280           (132)
                                                   --------        -------
Accrued postretirement benefit cost
  included in other liabilities                    $ (2,114)        (1,872)
                                                   ========        =======


     Net periodic postretirement benefit cost for the years ended December 31, 1995 and 1994 include the following components:

                                                        (In thousands)
                                                   ------------------------
                                                     1995            1994
                                                   ------------------------

Service cost                                       $    101             104
Interest cost                                           156             126
                                                   --------        --------
Net periodic postretirement benefit cost           $    257             230
                                                   ========        ========


For measurement purposes, a 12 percent and 15 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for pre-age 65 participants and a 10 percent and 13 percent for post-age 65 participants for 1995 and 1994, respectively. These rates were assumed to decrease gradually to
5.5 percent in the year 2005 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation by $392,000 and $324,000 for 1995 and 1994, respectively, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by $56,000 and $54,000 for 1995 and 1994, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7 percent and 8 percent in 1995 and 1994, respectively.

The Leader Financial Corporation Employee Stock Ownership Plan and Trust (the "ESOP") covers substantially all full-time employees who have attained age 21 and completed a year of service. The ESOP borrowed $4.8 million from the Company to purchase 480,000 shares of the Company's common stock. The receivable from the ESOP is included in unearned compensation in stockholders' equity of the accompanying consolidated financial statements. Such shares are held in suspense pending repayment of the debt, at which time they are released and allocated to participants in proportion to the principal amount of the debt retired. The debt is repayable in annual installments over a ten year period, bears interest at prime plus one percent and may be prepaid at any time without penalty. Although annual contributions are not required, it is anticipated that the Company will contribute sufficient funds to the ESOP to provide for debt repayment. Dividends paid by the Company with respect to both allocated and unallocated shares are used first to repay all acquisition indebtedness and are then paid directly to plan participants. Although the Company retains the right to repurchase shares distributed under the ESOP, it is under no obligation to do so. The following table summarizes activity in the ESOP since its inception:


                                                                    Shares
                                                   --------------------------------------
                                                      In        Committed to
                                                   suspense      be released    Allocated
                                                   --------------------------------------
  Balance, December 31, 1993                       468,000          12,000             --
  Shares allocated                                      --         (12,000)        12,000
  Debt repaid                                      (48,000)         48,000             --
                                                   -------          ------         ------
  Balance, December 31, 1994                       420,000          48,000         12,000
  SHARES ALLOCATED                                      --         (48,000)        48,000
  DEBT REPAID                                      (48,000)         48,000             --
  SHARES DISBURSED                                    (587)            587             --
                                                   -------          ------         ------
  BALANCE, DECEMBER 31, 1995                       371,413          48,587         60,000
                                                   =======          ======         ======

At December 31, 1995 and 1994, unearned compensation attributable to the ESOP included in stockholders' equity in the accompanying consolidated financial statements was $3,720,000 and $4,200,000, respectively.

During 1994, Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," required employers to recognize compensation expense equal to the fair value of shares committed to be released. Under the previous method, compensation expense was recognized at cost. The amount of compensation expense recognized during 1995 and 1994 was $1,468,000 and $1,127,000, respectively. The difference between the fair value of the shares committed to be released and the cost of the shares was credited to additional paid-in capital in the accompanying consolidated financial statements. The excess cost for 1995 and 1994 was $988,000 and $647,000, respectively.

At December 31, 1995, the ESOP held 479,413 shares with a fair market value of approximately $17,918,000.

NOTE 11: STOCK OPTION AND STOCK AWARD PLANS

During 1993, the Company adopted the Leader Financial Corporation 1993 Stock Option and Incentive Plan (the "Option Plan") which provides for the granting of qualifying and non-qualifying options to purchase shares of the Company's common stock to directors and key employees of the Company and its subsidiary. All options are granted at market value on the date of grant, include a three-year vesting period and are exercisable for a ten-year period.

Also during 1993, the Company adopted the Leader Financial Corporation Management Recognition Plan (the "MRP Plan") which provides for the awarding of shares to directors and key employees contingent upon meeting certain vesting provisions. The Company recorded approximately $860,000, $860,000 and $215,000 in compensation expense in 1995, 1994 and 1993, respectively, related to the grants awarded under this plan.

The following table summarizes the changes in outstanding options and grants during the years ended December 31, 1994 and 1995:


                                            MRP Plan
                                     ------------------------
                                     Available
                                     for award        Awarded
                                     ------------------------
Balance December 31, 1993              40,859         389,241
Vested/exercised                           --         (77,848)
Cancelled                                  --              --
                                      -------         -------

Balance December 31, 1994              40,859         311,393
GRANTED                               (14,000)         14,000
VESTED/EXERCISED                           --         (81,964)
CANCELLED                               5,807          (5,807)
                                      -------         -------
BALANCE December 31, 1995              32,666         237,622
                                      =======         =======


LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- ------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994

- ------------------------------------------------------------------------------

                                             Option Plan
- -----------------------------------------------------------------------
                                 Available                    Price
                                 for award     Awarded      per share
                                 --------------------------------------
Balance at December 31, 1993     108,009       967,241
Granted                          (38,844)       38,844          $26.00
Vested/exercised                      --        (8,512)         $10.00
Cancelled                         17,024       (17,024)         $10.00
                                 -------       -------
Balance at December 31, 1994      86,189       980,549
GRANTED                          (49,500)       49,500    $26.00-35.50
VESTED/EXERCISED                      --       (53,066)
CANCELLED                         14,857       (14,857)
                                 -------       -------
BALANCE at
DECEMBER 31, 1995                 51,546       962,126
                                 =======       =======
EXERCISABLE AT
DECEMBER 31, 1995                              424,390
                                               =======


NOTE 12: REGULATORY CAPITAL MATTERS

FEDERAL DEPOSIT INSURANCE CORPORATION
IMPROVEMENT ACT OF 1991 ("FDICIA")

FDICIA governs the legal and regulatory operating environment of insured depository institutions, including provisions for reductions in insurance coverage for certain kinds of deposits, supervision by federal regulatory agencies, reporting requirements for insured institutions, and regulations concerning capital maintenance, internal controls, accounting, and operations.

The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "adequately capitalized," an institution must generally have a leverage ratio of at least 4 percent, a Tier 1 risk-based capital ratio of at least 4 percent, and a total risk-based capital ratio of at least 8 percent. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2 percent or less.

The following table summarizes the Company's capital categories at December 31, 1995 (dollars in thousands):


Leverage ratio                                      5.95%
Tier 1 risk-based ratio                            13.41
Risk-based ratio                                   14.51
Tangible equity ratio                               5.95
Tier 1 capital                                  $184,150
Risk-based capital                              $199,313


The following tables summarize the Bank's compliance with regulatory capital standards at December 31, 1995:


                                             (Dollars in thousands)
                                          ----------------------------
                                          Tangible               % of
                                          captial               assets
                                          ----------------------------
Consolidated net worth                    $196,460               6.34%
General loss reserves                           --                 --
Unrealized gain on securities
     available-for-sale                     (9,702)             (0.31)
Less:
     Non-includable investment
       in subsidiaries                      (2,608)             (0.08)
                                          --------              -----
     Regulatory capital                    184,150               5.95
     Required capital                       46,423               1.50
                                          --------              -----
     Excess capital                       $137,727               4.45%
                                          ========              =====


                                             (Dollars in thousands)
                                          ----------------------------
                                          Core                   % of
                                          capital               assets
                                          ----------------------------
Consolidated net worth                    $196,460               6.34%
General loss reserves                           --                 --
Unrealized gain on securities
     available-for-sale                     (9,702)             (0.31)
Less:
     Non-includable investment
       in subsidiaries                      (2,608)             (0.08)
                                          --------              -----
     Regulatory capital                    184,150               5.95
     Required capital                       93,138               3.00
                                          --------              -----
     Excess capital                       $ 91,012               2.95%
                                          ========              =====


                                            (Dollars in thousands)
                                         -----------------------------
                                         Risk based        % of risk-
                                          captial         based assets
                                         -----------------------------
Consolidated net worth                    $196,460           14.31%
General loss reserves                       15,163            1.10
Unrealized gain on securities
     available-for-sale                     (9,702)          (0.71)
Less:
     Non-includable investment
       in subsidiaries                      (2,608)          (0.19)
                                          --------           -----
     Regulatory capital                    199,313           14.51
     Required capital                      109,893            8.00
                                          --------           -----
     Excess capital                       $ 89,420            6.51%
                                          ========           =====


NOTE 13: FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table lists the financial instruments for which estimated fair values approximate carrying values:


                                                       (In thousands)
                                                ----------------------------
                                                        December 31,
                                                   1995              1994
                                                ----------------------------
ASSETS
Cash equivalents and due from banks             $   27,558            30,155
Federal funds sold                                  90,000            20,000
Investment in Federal Home Loan Bank                31,875            22,500
Loans:
    Construction, primarily single family           80,791            59,992
    Home equity loans                               43,611            41,528
    Secured by deposits                              7,609             7,374
    Lease receivable, net                           14,151             9,956
    Loans held for sale                             19,060             7,931
                                                ----------          --------
                                                $  314,655           199,436
                                                ==========          ========
LIABILITIES
Demand                                          $  227,347           183,926
Passbook                                            91,276           153,496
Money Market                                        38,555            41,743
Instant Access                                     127,885            91,626
Super Passbook                                      16,299            22,926
Federal funds purchased                                 --            42,000
Securities sold under agreements to repurchase     597,260           202,828
                                                ----------          --------
                                                $1,098,622           738,545
                                                ==========          ========


The fair value of securities available-for-sale and securities held to maturity is included in Note 2.

- --------------------------------------------------------------------------------
NOTE 13: FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The following table presents estimated fair value information for financial instruments for which no organized market exists. The estimated fair values for these financial instruments were calculated by discounting expected cash flows using the assumptions presented. Because no organized market exists for these financial instruments and because management does not intend to sell them, it is not known whether the estimated fair values shown below represent values at which the respective financial instruments could be sold.

                                                                            (Dollars in thousands)
                                                   ----------------------------------------------------------------------
                                                                               December 31, 1995
                                                   ----------------------------------------------------------------------
                                                      Book          Average       Average            Estimated fair value
                                                      Value          Yield        Maturity              Rate       Amount
                                                   ----------------------------------------------------------------------
Assets:
   Loans:
    First mortgage conventional                    $  563,507          7.99%      22.7(years)        6.51%    $  585,619
    First mortgage FHA/VA                             906,980          9.62       19.9               7.87        944,622
    Commercial                                        123,739          8.65        7.9               8.56        124,282
    Home improvement/second mortgage                  102,206          8.03        6.9               7.60        103,496
    Mobile home                                        49,862         11.63        8.5               9.74         50,942
    Credit cards                                       38,796         12.17        1.8               6.14         42,220
    Other Consumer                                     42,068          8.03        6.9               7.60         42,601

Liabilities:
   Time deposits                                    1,075,868          5.89        1.0               5.14      1,086,685
   FHLB advances                                      529,147          5.95        2.3               5.84        528,596
   Series 87-A mortgage collateralized bonds:
    Class C                                             2,186          8.50        0.5               7.28          2,200
    Class Z                                             9,231          8.50        6.6               7.28          9,623


                                                                            (Dollars in thousands)
                                                   ----------------------------------------------------------------------
                                                                               December 31, 1994
                                                   ----------------------------------------------------------------------
                                                     Book           Average       Average            Estimated fair value
                                                     Value           Yield        Maturity              Rate       Amount
                                                   ----------------------------------------------------------------------
Assets:
    Loans:
      First mortgage conventional                  $633,888          6.96%         23.8(years)       8.65%       618,611
      First mortgage FHA/VA                         636,441          9.97          20.3             10.14        634,207
      Commercial                                     88,278          8.44           9.7             10.80         82,454
      Home improvement/second mortgage              121,063          7.68           7.5              9.75        114,599
      Mobile home                                    61,095         11.18           9.0             11.75         60,976
      Credit cards                                   31,558         10.86           1.9              4.49         34,500
      Other consumer                                 27,859          7.68           7.5              9.75         28,778

Liabilities:
    Time deposits                                   955,687          5.33           1.2              6.68        940,949
    FHLB advances                                   436,143          5.81           1.5              7.17        420,617
    Series 87-A mortgage collateralized bonds:
      Class C                                         5,908          8.50           1.0              8.00          5,938
      Class Z                                         8,486          8.50           6.1              9.00          8,306

Management has made estimates, excluding the effect of income taxes, of fair value (discount) rates that it believes to be reasonable. However, because there is no market for these financial instruments, management has no basis to determine whether the rates shown would be indicated in an actual sale. The reader is encouraged to use different discount rates to calculate fair values for the Company's financial instruments if such rates are believed to be more appropriate.

LEADER FINANCIAL CORPORATION AND SUBSIDIARY
- --------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994

- --------------------------------------------------------------------------------
NOTE 14: OFF-BALANCE SHEET AND OTHER RISK ASSESSMENT

In the normal course of business, the Company enters into financial agreements not included in the accompanying consolidated statements of financial position which contain elements of both credit and market risk. These agreements, which include commitments to extend credit, standby letters of credit, lines of credit, interest rate swaps, interest rate caps and forward sales of mortgage products, are executed in order to meet the financing needs of customers or to reduce the Company's exposure to interest rate fluctuations.

COMMITMENTS TO ORIGINATE/SELL LOANS - At December 31, 1995 and 1994, the Company had outstanding unfunded commitments to originate loans (including revolving arrangements under credit card and home equity lines) totaling approximately $173,940,000 and $149,895,000, respectively, as follows:

                                                        (In thousands)
                                                       ------------------
                                                         December 31,
                                                       1995        1994
                                                       ------------------
Consumer                                              $110,556     93,184
Residential                                             26,641     32,717
Mortgage warehouse lines                                34,358     21,302
Construction                                             1,303      1,945
Commercial/corporate                                     1,082        747
                                                      ---------  ---------
TOTAL                                                 $173,940   $149,895
                                                      =========  =========


Outstanding commitments under fixed rate, revolving credit card arrangements were approximately $64,784,000 and $50,560,000 at December 31, 1995 and 1994,
respectively.  Interest rates on these commitments were 12.0 - 14.9 percent and
12.4 - 17.9 percent, respectively. Approximately $8,914,000 and $2,948,000 of commitments to originate fixed rate residential loans were outstanding at December 31, 1995 and 1994, respectively. Interest rates on these commitments ranged from 5.5 - 7.6 percent and 7.1 - 9.2 percent, respectively. Commitments to originate residential loans are normally outstanding for sixty days.

At December 31,1995 and 1994, the Company has outstanding commitments under warehouse lines of credit totaling $54,000,000 and $24,000,000, respectively. Interest rates on these arrangements range from 6.0 - 9.5 percent and 6.1-9.5 percent, respectively and may be fixed or variable. Interest is charged on the outstanding principal balance which is approximately $19,642,000 at December 31, 1995. These commitments generally have terms to 12 months and may be renewed contingent on the customer continuing to meet certain lending criteria.

The fair value of commitments to originate loans is considered to be the original fee charged for the commitment.

Noncancellable commitments to sell loans at December 31, 1995 and 1994, all of which related to residential loans, totaled approximately $17,796,000 and $4,018,000, respectively.

Loan commitments have off-balance sheet credit risk because only origination fees and accruals for possible losses are recognized in the accompanying consolidated financial statements until the commitments are fulfilled. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming the amounts are fully advanced and collateral or other security is of no value.

The Company's policy requires adherence to specific underwriting requirements and generally obtaining adequate collateral prior to the disbursement of approved loans. The Company does not anticipate any significant gains or losses from these transactions.

STANDBY LETTERS OF CREDIT
Standby letters of credit are commitments issued by the Company to guarantee the provided performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company provided a standby letter of credit for a Multifamily Industrial Development Revenue Bond issue totaling approximately $5,990,000 at December 31, 1994. Fees collected for providing letters of credit amounted to approximately $690,000, $378,000 and $624,000 for the years ended December 31, 1995, 1994 and 1993, respectively. These fees have been reflected in loan fees in the accompanying consolidated statement of operations. Other Company obligations under letters of credit are not significant.

INTEREST RATE SWAPS/CAPS
The Company has contractually agreed to pay fixed rates of interest on several swap agreements which function as an offset against rising rates of interest on Federal Home Loan Bank advances. The notional amount of these swap agreements is $330,000,000 and $30,000,000 at December 31, 1995 and 1994. In exchange, the Company receives interest on the notional amount principally at the three-month Libor rate, which is 5.875 percent at December 31, 1995. Notional principal amounts are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller. The differential to be paid or received, including any fees paid, is recognized over the life of the agreements. The $330,000,000 notional agreements have maturities from February 14, 1996 to June 12, 2001, and fixed interest payment rates ranging from 5.46 to 7.11 percent.

The fair value of interest rate swaps is the cost that would be incurred to terminate the agreements. The unrealized loss for the swaps at December 31, 1995 and 1994 was approximately $4,072,000 and $352,000, respectively.

The Company is required to maintain letters of credit as collateral to be drawn upon in the event the Company were to default on scheduled payments. At December 31, 1995, the outstanding letters of credit totaled $1,600,000.

Interest rate exchange agreements as of December 31, 1995 are summarized as follows:

                                                   Interest Rates
   Notional Principal                   ---------------------------------------
       Amount              Agreement         Paid by          Received by
   (in thousands)         Termination      the Company        the Company
- -------------------------------------------------------------------------------
    $   20,000                1996            Fixed             Indexed to
                                              7.11%        3 month Treasury Bill

    $  125,000            1996 - 1997         Fixed             Indexed to
                                         Range 5.46-6.13%      3 month LIBOR
                                           Average 5.89%

    $   80,000            1998 - 1999         Fixed             Indexed to
                                         Range 5.27-6.38%      3 month LIBOR
                                           Average 5.93%

    $  105,000            2000 - 2001         Fixed             Indexed to
                                         Range 5.84-6.45%      3 month LIBOR
                                           Average 6.08%
    ----------
    $  330,000
    ==========


The Company purchased an interest rate cap during 1995 with a notional principal amount of $50,000,000 for approximately $400,000. The cap also functions as an offset against rising interest rates. If the three-month Libor rate exceeds 6.9375%, the Company will receive a payment for the difference between the actual rate and 6.9375%. These payments would be received quarterly. If the three-month Libor rate does not exceed 6.9375%, the Company will not receive any payments. The cost of this agreement is being amortized over the life of the agreement, which will mature in November, 1998.

The Company's primary exposure to credit related losses would be in the event of non-performance by the counterparties involved in these swap and cap agreements since the Company has not obtained collateral. To limit potential loss, the Company has arranged netting agreements with the counterparties and deals with only highly rated primary government security dealers.

The Company's net cost under these agreements was approximately $508,000, $838,000 and $1,227,000, respectively, for the years ended December 31, 1995, 1994 and 1993. These costs are reflected as interest expense in the accompanying consolidated statements of operations.

- --------------------------------------------------------------------------------
Note 14: Off-Balance Sheet and Other Risk Assessment (continued)

LOANS SERVICED FOR OTHERS
The Company acts as servicing agent for mortgage loans totaling approximately $6.35 billion, $5.48 billion and $3.05 billion at December 31, 1995, 1994 and 1993, respectively, which are owned by others (primarily through GNMA mortgage-backed securities). Following is an analysis of the changes in mortgage servicing rights for the years ended December 31, 1995, 1994, and 1993, respectively:


                         (In thousands)

                      1995     1994      1993
                   --------  --------  --------
Beginning balance  $ 53,232  $ 42,244  $ 34,348
Additions            13,414    23,251    27,095
Amortization        (12,906)  (12,263)  (19,199)
                   --------  --------  --------
Ending balance     $ 53,740  $ 53,232  $ 42,244
                   ========  ========  ========


Also included in mortgage servicing rights in the consolidated statements of financial condition is $1,359,000, $1,578,000 and $1,875,000 of excess servicing rights at December 31, 1995, 1994 and 1993, respectively.

The Company collects and processes payments made by borrowers, remits funds to investors, taxing authorities and insurors and acts as fiduciary in foreclosing and disposing of collateral properties. In connection with its fiduciary responsibilities, the Company advances funds which are repaid through sale proceeds and through claims submitted to the Federal Housing Administration and/or the Veterans Administration ("FHA/VA Claims"). Such claims in process totaled approximately $48,851,000 and $25,215,000 at December 31, 1995 and 1994, respectively, and are shown net of an allowance for uncollectible claims in the accompanying consolidated statements of financial position. Under certain circumstances, FHA/VA claims are rejected or otherwise cannot be collected in full. To recognize the estimate of loss attributable to these current and future claims, the Company has established an allowance for uncollectible claims with provisions for losses charged against loan servicing revenue in the accompanying consolidated statements of operations.

A summary of activity in the allowance account is as follows:




                                                  (In thousands)
                                        ----------------------------------
                                                    December 31,
                                          1995           1994         1993
                                        ----------------------------------
Beginning balance                       $1,870          1,296        1,701
Provisions for uncollectible claims      2,784          1,597          578
Uncollected claims charged off,
   net of recoveries                    (1,977)        (1,023)        (983)
                                        ------         ------       ------

Ending balance                          $2,677          1,870        1,296
                                        ======         ======       ======


Included in loans serviced for others at December 31, 1995 and 1994 are approximately $15,145,000 and $18,420,000 of loans with recourse provisions. Included in mortgage-backed securities at December 31, 1995 are approximately $346,874,000 of securities with recourse provisions. In addition, the Company sold approximately $28,522,000 of mortgage-backed securities with recourse provisions. Loans repurchased by the Company under these provisions have not been material.

PENDING LITIGATION
A suit has been filed in the Circuit Court of Greene County, Alabama (the "Circuit Court") naming the Bank and eighteen other named defendants who sold, financed, insured or acted as an agent in the sale of insurance for mobile homes in the State of Alabama. The Complaint requests certification of a class and seeks to have an unknown number of additional defendants added to the suit, including other lenders, insurance companies, dealers and insurance agents who were engaged in the sale and insuring of mobile homes from the period of January 1, 1983 to the present. The plaintiffs allege a variety of types of wrongdoing in connection with the sale of insurance, including "force-placed" insurance, for an amount greater than permitted by law and charging excessive premiums. It is alleged that the defendant financial institutions, including the Bank, wrongfully benefited from the sale of this insurance.

The Plaintiffs are seeking to have the contracts under which the defendants have profited declare void, seeking to enjoin the defendants from taking further action to collect on the insurance and financing contracts, demanding judgment for the amount of undisclosed commissions and excess insurance premiums, and seeking a forfeiture of all finance charges and a judgment for punitive damages in the sum of $200 million for each defendant. In July, 1995, the Bank filed a Notice of Removal to move the action to the United States District Court for the Northern District of Alabama, Western Division (the "District Court"). The Bank then filed a Motion to dismiss in the District Court, which was denied. The case has since been remanded to the Circuit Court. However, prior to remand, other defendants filed a Notice of Removal to the United States Bankruptcy Court for the Northern District of Alabama Western Division, where the case is currently pending. Because discovery has not formally commenced, the Bank cannot evaluate the probability or amount of the potential loss as a result of this litigation.

In July 1991, a suit was filed in the Circuit Court of Shelby County, Tennessee, against a majority of the financial institutions conducting business in Memphis, including the Bank, alleging excessive fees charged by the defendants for processing checks drawn on accounts with insufficient funds and for processing third party checks deposited by the plaintiffs to their accounts which were subsequently returned unpaid by the maker's bank. Plaintiffs are seeking to have the case certified as a class action, with the class to constitute all customers who have had insufficient funds or return item charges assessed. In September 1991, the defendants filed a joint motion to dismiss. In April 1992, the court granted the defendants' motion. In May 1992, plaintiffs appealed to the Tennessee Court of Appeals which reversed, in part, the lower court's ruling. The Court of Appeals remanded the case to the Circuit Court, which granted the defendants' Motion for Summary Judgment. The plaintiffs appealed, and in January 1995, the Tennessee Court of Appeals affirmed the lower court ruling in favor of the defendants. The plaintiffs then appealed the case to the Tennessee Supreme Court, which denied certiorari in June of 1995. Plaintiffs immediately filed a Petition to Rehear and Application for Permission to Appeal to the Tennessee Supreme Court, which was granted. A hearing date has not been set, and the Bank cannot at this time evaluate the probability or amount of any potential loss resulting from this litigation.

In May 1992, the plaintiffs in the above described suit filed a class action suit against the Bank and a majority of the other financial institutions conducting business in Memphis in the United States District Court for the Western District of Tennessee, seeking an unspecified amount of damages for, among other things, violation of the Clayton and Sherman Acts. In July 1992, the defendants filed a joint motion to dismiss. In March 1993, the court denied this motion. In March 1994, the District Court granted the defendants' Motion for Summary Judgment. The plaintiffs appealed the decision to the Sixth Circuit Court of Appeals. In March 1995, the Sixth Circuit upheld the District Court's ruling in favor of the defendants. The plaintiffs have recently filed a Petition for Writ of Certiorari with United States Supreme Court. The Bank cannot evaluate the likelihood that the appeal will be granted or the probability or amount of any potential loss resulting from this litigation.

In August 1991, a suit was filed in the Chancery Court of Shelby County, Tennessee, requesting the court to adjudicate the rights of James L. Ross, former President and Chief Operating Officer of the Bank and member of the Compensation Committee of the Board of Directors, with respect to certain benefits which Mr. Ross alleges he is due in connection with the termination of his employment by the Bank. The Bank and the Compensation Committee claim that the Bank is owed damages and has the right to certain offsets as a result of actions taken by Mr. Ross during his employment. Mr. Ross is seeking compensatory and consequential damages against the Bank in the amount of $1.25 million, compensatory damages against Mr. Bailey in the amount of $2.5 million, punitive damages against Mr. Bailey in the amount of $1.5 million, plus all other damages sustained by Mr. Ross, attorneys' fees and other relief the court may deem proper. Certain preliminary discovery activities took place in late 1991 and ending 1992 and settlement discussions are pending. However, it is too early to assess the likelihood that this case will be settled or the amount of potential loss as a result of this litigation.

Management of the Company does not consider any of these legal proceedings material to the Bank's financial condition or results of operations beyond amounts accrued in the accompanying consolidated financial statements.

- --------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 1995 and 1994


- --------------------------------------------------------------------------------
NOTE 15:  CONDENSED FINANCIAL STATEMENT INFORMATION OF LEADER
            FINANCIAL CORPORATION, INC. (PARENT COMPANY ONLY)

The following condensed financial information reflects the accounts and transactions of Leader Financial Corporation (parent company only) for December 31, 1995 and 1994:




CONDENSED BALANCE SHEETS                                         (In thousands)
                                                               ------------------
                                                                 1995       1994
                                                               ------------------
Assets:
  Cash on deposit with subsidiary bank and others              $  1,114       756
  Securities available-for-sale, amortized cost of $ 8,221        8,106        --
  Note receivable from subsidiary bank                           39,703    34,700
  Investment in subsidiary                                      196,460   165,684
  Other assets                                                    2,616     3,739
                                                               --------   -------
     Total assets                                              $247,999   204,879
                                                               ========   =======
Liabilities and stockholders' equity:
  Other liabilities                                               1,169     1,432
  Stockholders' equity                                          246,830   203,447
                                                               --------   -------
     Total liabilities and
       stockholders' equity                                    $247,999   204,879
                                                               ========   =======


CONDENSED STATEMENTS OF INCOME                                   (In thousands)
                                                               ------------------
                                                                 1995       1994
                                                               ------------------
Income:
  Dividend from subsidiary                                     $ 15,000     7,250
  Interest income from subsidiary                                 2,804     2,025
  Nontaxable investment securities                                  218        --
                                                               --------   -------
     Total income                                                18,022     9,275
Operating expenses                                                1,428       972
                                                               --------   -------
  Income before equity in undistributed
    earnings of subsidiary                                       16,594     8,303
  Equity in undistributed earnings of subsidiary                 20,759    26,259
                                                               --------   -------
     Net income                                                $ 37,353    34,562
                                                               ========   =======


CONDENSED STATEMENTS OF CASH FLOWS                               (In thousands)
                                                               ------------------
                                                                 1995      1994
                                                               ------------------
Operating activities:
  Net income                                                   $ 37,353    34,562
  Cash provided by operating activities                         (17,927)  (33,774)
                                                               --------   -------
    Net cash provided by operating activities                    19,426       788
Investing activities                                            (13,232)    6,475
Financing activities                                             (5,836)   (8,576)
                                                               --------   -------
Increase (decrease) in cash and cash equivalents                    358    (1,313)
Cash and cash equivalents at beginning of year                      756     2,069
                                                               --------   -------
Cash and cash equivalents at end of year                       $  1,114       756
                                                               ========   =======


NOTE 16: QUARTERLY FINANCIAL DATA

The following table represents summarized (unaudited) quarterly data for the years ended December 31, 1995 and 1994 (in thousands, except per share data):

                                                       Quarter Ended
                                  ----------------------------------------------------------
                                  March 31         June 30      September 30     December 31
                                  ----------------------------------------------------------
1995:
   INTEREST INCOME                $48,728           51,999          55,225          58,440
   NET INTEREST INCOME             20,367           21,348          22,732          24,063
   PROVISION FOR LOAN LOSSES        1,206            1,356           1,382           1,206
INCOME BEFORE INCOME TAXES         13,882           14,732          14,490          15,612
   NET INCOME                       8,747            9,097           9,455          10,054
EARNINGS PER COMMON SHARE            0.87             0.90            0.94            0.99

1994:
   Interest income                $36,181           38,971          42,049          45,364
   Net interest income             20,089           20,687          21,013          20,702
   Provision for loan losses          428            1,371           1,220           1,748
   Income before income taxes      14,515           12,687          13,420          13,647
   Net income                       9,143            7,803           8,153           9,463
   Earnings per common share:        0.87             0.75            0.79            0.92

NOTE 17: SEGMENT INFORMATION

The following table provides summarized information by business segment:

                                                              (In thousands)
                                           -----------------------------------------------
                                                               December 31,
                                               1995                1994             1993
                                           -----------------------------------------------
Revenue from unaffiliated customers:
  Mortgage banking                         $     92,519            59,445           28,339
  Other                                         145,364           126,162          120,905
                                           ------------         ---------        ---------
                                           $    237,883           185,607          149,244
                                           ============         =========        =========
Intersegment revenue:
  Mortgage banking                                2,384             3,023            1,940
  Other                                           2,458             1,968            2,985
                                           ------------         ---------        ---------
                                           $      4,842             4,991            4,925
                                           ============         =========        =========
Total revenue:
  Mortgage banking                               94,903            62,468           30,279
  Other                                         147,822           128,130          123,890
                                           ------------         ---------        ---------
                                                242,725           190,598          154,169
Eliminations                                     (4,842)           (4,991)          (4,925)
                                           ------------         ---------        ---------
Consolidated                               $    237,883           185,607          149,244
                                           ============         =========        =========

Depreciation and amortization:
  Mortgage banking                                  247               165              173
  Other                                           1,615             1,850            1,248
                                           ------------         ---------        ---------
                                           $      1,862             2,015            1,421
                                           ============         =========        =========

Operating profit (loss):
  Mortgage banking                               31,364            24,087            5,862
  Other                                          27,352            30,182           21,447
                                           ------------         ---------        ---------
Consolidated                               $     58,716            54,269           27,309
                                           ============         =========        =========

Capital expenditures:
  Mortgage banking                                  582               151              326
  Other                                           2,434             5,482              472
                                           ------------         ---------        ---------
                                           $      3,016             5,633             798
                                           ============         =========        ========

Indentifiable assets:
  Mortgage banking                              992,394           634,950          368,934
  Other                                       2,195,426         1,876,877        1,653,591
                                           ------------         ---------        ---------
                                              3,187,820         2,511,827        2,022,525
Eliminations                                    (74,187)          (65,342)         (75,860)
                                           ------------         ---------        ---------
Consolidated                               $  3,113,633         2,446,485        1,946,665
                                           ============         =========        =========


Revenues are comprised of interest income, loan fees and loan servicing revenue, net gains on interest-earning assets and real estate activities, deposit account operations and other income. Intersegment revenue consists of gains recorded on loan sales from the Mortgage banking segment and management fees. This revenue is eliminated in consolidation.

Depreciation and amortization is the depreciation and amortization of those premises and equipment that are used exclusively by such segment.

Operating profit is revenue less interest expense, provisions for losses and operating expenses. General corporate overhead expenses not directly attributable to a segment are allocated to all segments.

Capital expenditures represents the purchase of those premises and equipment that are used exclusively by such segment.

Identifiable assets by segment are those assets that are used exclusively by such segment.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Leader Financial Corporation
and Subsidiary:


We have audited the accompanying consolidated statements of financial position of Leader Financial Corporation and Subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Leader Financial Corporation and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in note 12 to the consolidated financial statements, the Company adopted in 1994 the provisions of Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans. As discussed in notes 1, and 12, the Company adopted in 1993 the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.


/s/ KPMG Peat Marwick LLP


Memphis, Tennessee
February 2, 1996

                                      17